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                                                                   Exhibit 10.10

                             ANTIDILUTION AGREEMENT

      ANTIDILUTION AGREEMENT made this day of May 22, 1997, by and between SUN COMMUNITY BANCORP LIMITED ("Sun") and CAPITOL BANCORP LTD. ("Capitol").

                                 R E C I T A L S

      A. Capitol is a Michigan corporation which is approved by the Board of Governors of the Federal Reserve System as a bank holding company.

      B. Capitol presently holds a 51% interest in the duly issued and outstanding common stock of Bank of Tucson, an Arizona banking corporation which carries on the business of banking in Tucson, Arizona.

      C. Sun is an Arizona corporation which proposes to organize and has received approval from the Board of Governors of the Federal Reserve System to operate as a bank holding company.

      D. A condition of Sun's approval to operate as a bank holding company and acquire 100% of the Bank of Tucson is that Capitol will at all times retain control of Sun.

      E. Sun proposes to acquire 100% of the stock of the Bank of Tucson in exchange for an equal number of shares in Sun. After the exchange, Sun will be a 51% owned subsidiary of Capitol and Capitol will control Sun.

      F. Sun and Capitol desire to enter into this Antidilution Agreement to provide that Capitol will at all times retain control of Sun by providing that, in the event that Sun at any time in the future offers any common stock of Sun, Sun will offer Capitol subscription rights to purchase sufficient common stock of Sun which will enable Capitol to retain 51% of the then duly issued and outstanding common stock of Sun.

      NOW, THEREFORE, in consideration of the premises and the mutual promises hereafter contained in this Antidilution Agreement, Sun and Capitol agree as follows:

      1. Sun agrees that, if and whenever, in the future, Sun determines to make an offering of its common stock, it shall offer to Capitol subscription rights sufficient so that Capitol will at all times retain, upon the exercise of such subscription rights, 51% of the common stock of Sun.
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      2. The number of such subscription rights shall be calculated by multiplying the number of new shares which Sun proposes to issue to all shareholders (including Capitol) by 0.51.

      3. Each of the subscription rights granted must be exercised within 30 days of the date Sun notifies Capitol, in writing, that it proposes to issue additional shares of its common stock.

      4. The exercise price per share of the subscription rights granted to Capitol pursuant to this Agreement shall be not less than:

          (a) The offering price at which Sun proposes to offer its common stock in each offering, if an original offering; or

          (b) The market price of the shares of Sun, in the event that shares of Sun are offered in exchange for shares of any other entity.

          (c) In the event that a market price for the shares of Sun has not been established, then, the Board of Directors of Sun shall determine a fair market price for each new share of Sun issued to Capitol recognizing that any value attributed to "control of Sun" has been previously delivered to and paid by Capitol.

      5. Capitol shall pay the exercise price at closing in immediately available funds. Closing shall take place within ten (10) business days of exercise by Capitol of its subscription rights.

      6. Capitol's subscription rights outstanding pursuant to this Agreement, but not yet exercised, shall be adjusted for stock splits, stock dividends and other similar adjustments in the outstanding shares of Sun, if necessary, to carry out the intent of this Agreement.

      7. This Agreement shall be fully applicable to any offering of its common stock by Sun until such time as this Agreement shall terminate. This Agreement may be terminated only upon the occurrence of both of the following events:

            (a) Approval by the Board of Governors of the Federal Reserve System; and

            (b) Approval of the termination of this Agreement by the Board of Directors of Capitol.

      8. This Agreement shall be governed by the applicable law of the United States of America, regulations of the Board of Governors of the Federal Reserve System and the law of the State of Michigan.

      9. This Agreement constitutes the entire agreement between the parties as to the subject matter hereof and may not be amended, modified or terminated without the approval of both the


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Board of Directors of Capitol and the Board of Directors of Sun.

      10. The persons executing this Agreement on behalf of Sun and on behalf of Capitol have been authorized to execute this Agreement by all requisite corporate actions and have the authority to execute this agreement on behalf of Sun and Capitol, respectively.

      11. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF the parties have executed this Antidilution Agreement the day and date first above written.

CAPITOL BANCORP LTD.,               SUN COMMUNITY BANCORP LIMITED,
a Michigan corporation              an Arizona corporation

By: ____________________________    By:_________________________________
      David O'Leary, Sr.                  Joseph D. Reid

Its:  Secretary                     Its:  Chairman, President and CEO


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